As Filed With The Securities and Exchange Commissionon on October 23, 2006
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                              Zebra Resources Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                               1000                        20-5243308
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)       Identification No.)

     410 - 744 West Hastings Street
    Vancouver, B.C.  Canada  V6C 1A5          (604) 961-9212      (604) 689-7422
(Address of principal Executive Offices)    (Telephone Number)      (Fax Number)

      Michael M. Kessler, Esq.
  3436 American River Drive, Suite 11
      Sacramento, CA  95864                   (916) 239-4000      (916) 239-4008
(Name and Address of Agent for Service)     (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate      Amount of
   to be           Amount to be        Price Per      Offering     Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock        12,000,000          $0.005        $60,000          $6.42
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                              ZEBRA RESOURCES INC.
                                12,000,000 SHARES
                                 $.005 PER SHARE

This is the initial offering of common stock of Zebra Resources Inc. and no public market currently exists for the securities being offered. Zebra Resources Inc. is offering for sale a total of 12,000,000 shares. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.005 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Zebra Resources Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Zebra Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock          $.005           $60,000            $0             $60,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
     General Information about Our Company                                   3
     The Offering                                                            3
RISK FACTORS                                                                 4
     Risks Associated with our Company                                       4
     Risks Associated with this Offering                                     7
FORWARD LOOKING STATEMENTS                                                  10
USE OF PROCEEDS                                                             10
DETERMINATION OF OFFERING PRICE                                             10
DILUTION                                                                    11
PLAN OF DISTRIBUTION                                                        12
     Offering will be Sold by Our Officer and Director                      12
     Terms of the Offering                                                  13
     Deposit of Offering Proceeds                                           13
     Procedures for and Requirements for Subscribing                        13
LEGAL PROCEEDINGS                                                           13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              16
DESCRIPTION OF SECURITIES                                                   16
INTEREST OF NAMED EXPERTS AND COUNSEL                                       17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                                              18
ORGANIZATION WITHIN LAST FIVE YEARS                                         18
DESCRIPTION OF OUR BUSINESS                                                 18
     Glossary                                                               19
     General Information                                                    20
     Competition                                                            28
     Compliance with Government Regulation                                  29
     Patents and Trademarks                                                 29
     Need for Any government Approval of Principal Products                 30
     Research and Development Activities                                    30
     Employees and Employment Agreements                                    30
     Reports to Security Holders                                            30
PLAN OF OPERATION                                                           30
DESCRIPTION OF PROPERTY                                                     35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              35
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                                                         35
EXECUTIVE COMPENSATION                                                      38
FINANCIAL STATEMENTS                                                        39
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                 39

                                    SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Zebra" and "Zebra Resources" are to Zebra Resources Inc.

Zebra Resources Inc. (the "Company") was incorporated in the State of Nevada on July 20, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at 410 - 744 West Hastings Street, Vancouver, B.C. Canada V6C 1A5. The telephone number is (604) 961-9212.

We received our initial funding of $20,000 through the sale of common stock to our officer and director who purchased 20,000,000 shares of our common stock at $0.001 per share on July 26, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (July 20, 2006) through the year ended August 31, 2006 report no revenues and a net loss of $8,575. Our independent auditor has issued an audit opinion for Zebra Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property is without known reserves and there is the possibility that the Astro 2006 mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered   12,000,000 shares

Price per Shares           $0.005

Offering Period            The shares are offered for a period not to exceed 180
                           days, unless extended by our board of directors for an additional 90 days.

Net Proceeds               $60,000 (Total Offering Proceeds)

Securities Issued
 and Outstanding           20,000,000 shares of common stock were issued and
                           outstanding as of the date of this prospectus.

Registration costs         We estimate our total offering registration costs to
                           be $8,800.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Astro 2006 mineral property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 20, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim through a lease option agreement with Cazador Resources, Ltd. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Astro 2006 mineral property and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR ZEBRA RESOURCES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on the Astro 2006 mineral property, and therefore we will need the funds from this offering to complete our business plan. As of August 31, 2006, we had cash in the amount of $12,265. We currently do not have any operations and we have no income.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver, copper or other minerals. We have a geological report detailing previous exploration in the area which included the property being prospected, sampled, staked and circulation drilled. However; there is the possibility that the previous work was not carried out properly and the Astro 2006 property does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE ASTRO 2006 MINERAL PROPERTY, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the Astro 2006 mineral property, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF KARL KOTTMEIER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our officer Karl Kottmeier. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT OFFICER HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Karl Kottmeier currently devotes approximately 7 to 10 hours per week providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He plans to offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Zebra Resources, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.005 per Share) of $.003 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.002 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $8,800 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. KOTTMEIER, THE DIRECTOR AND OFFICER OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 63% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of Mr. Kottmeier's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

MR. KOTTMEIER WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company Mr. Kottmeier, will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $60,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the
Offering:

     Total Proceeds to the Company                     $60,000
     Net Proceeds to the Company                       $60,000

     Phase 1 Exploration Program                        15,000
     Property Option Payments                            5,000
     Administration and Office Expense                   3,000
     Legal and Accounting                                4,000
     Reserve for Phase II Exploration Program           25,000
     Working Capital                                     8,000
                                                       -------

     Total Use of Net Proceeds                         $60,000
                                                       =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Kottmeier, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2006, the net tangible book value of our shares was $11,425 or $.001 per share, based upon 20,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $60,000, the net tangible book value of the 12,000,000 shares to be outstanding will be $72,560 or approximately $.002 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.005 per share) of $.003 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.002 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 63% of the total number of shares then outstanding, for which he will have made an investment of $20,000, or $.001 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 37% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.005 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .005
     Net Tangible Book Value Prior to this Offering       $ .001
     Net Tangible Book Value After Offering               $ .002
     Immediate Dilution per Share to New Investors        $ .003

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder        $ .001      20,000,000         63%            $20,000

     Investors in
     This Offering      $ .005      12,000,000         37%            $60,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Karl Kottmeier will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Kottmeier will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Mr. Kottmeier is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. He will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. He is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. He meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.005 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Zebra Resources Inc.

                                LEGAL PROCEEDINGS

Zebra Resources is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Zebra Resources Inc., whose one year terms will expire 8/01/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address             Age   Position      Date First Elected   Term Expires
--------------             ---   --------      ------------------   ------------
Karl Kottmeier             38    President,         7/20/06            8/01/07
410-744 W Hastings St            Treasurer,
Vancouver, BC                    CFO, CEO &
Canada  V6C 1A5                  Director

The foregoing person is a promoter of Zebra Resources, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor has been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Kottmeier currently devotes 7 - 10 hours per week to company matters. After receiving funding per our business plan Mr. Kottmeier intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUME

KARL KOTTMEIER

================================================================================
                             PROFESSIONAL EXPERIENCE
================================================================================

     1992   Royal Trust - RSP Administrator

     1993   McDermid St. Lawrence Chisholm Securities (now Raymond James Ltd)

            Hired as broker's assistant and general assistant to the Corporate Finance department. Progressed to become independent broker and full member of corporate finance department.

            Developed personal book of business with over 300 clients focusing on proprietary venture capital underwritings. Lead or participated in numerous underwritings annually.

            Corporate Finance experience includes sourcing, research, issue structure, finance, listing and syndication.

            Resigned Corporate Finance position April 2003.

     2003   Leede Financial Markets - Investment Advisor. Resigned October 2004

     2004 Sargold Resource Corp. - Vice President, Corporate Communications. TSX Venture Exchange mineral exploration company. Directly responsible for all marketing and corporate developments including finance. Resigned January 2005.

     2005 President, Rockgate Capital Corp. TSX Venture listed mineral exploration company. Created, listed and financed company, completing cpc requirements. Company is currently actively exploring optioned gold/silver property in Mexico. Directly responsible for all corporate affairs.

            Director, Kitsault Resources Ltd. A private BC registered mineral exploration company.

================================================================================
                               RELEVANT EDUCATION
================================================================================

             University of British Columbia, Vancouver, BC |X| 2001

Bachelor of Arts, American History

Annual Continuing Education requirements for Investment Advisors

================================================================================
                     UNIVERSITY-EXTRA CURRICULAR EXPERIENCE
================================================================================

     *    Director of Finance, UBC Alma Mater Society, 1988 - 1990
     *    Assistant Director of Finance UBC, AMS, 1987 - 1988
     *    House Manager, Phi Gamma Delta Fraternity, 1987 - 1988

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Zebra Resources' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Karl Kottmeier                20,000,000    20,000,000       100%         83%
410-744 W Hastings St
Vancouver, BC
Canada V6C 1A5

All Officers and
Directors as a Group          20,000,000    20,000,000       100%         83%

----------
(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 63% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended August 31, 2006 included in this prospectus have been audited by De Joya Griffith & Company, LLC, 2425 W. Horizon Ridge Parkway, Henderson, NV 89052. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, 3436 American River Drive, Suite 11, Sacramento, California 95864, Telephone (916) 239-4000, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Adam Travis, B.Sc. of 5093 Cousins Place, Peachland, B.C. has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Zebra Resources Inc. was incorporated in Nevada on July 20, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Karl Kottmeier was named Director, President, Secretary and Treasurer of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $20,000 through the sale of common stock to Mr. Kottmeier who purchased 20,000,000 shares of our Common Stock at $0.001 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for Zebra Resources which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver, copper and other minerals. The Astro 2006 mineral property, the only claim currently in the company's portfolio, consists of 8 unpatented mineral claims. There is the possibility that the property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                            GLOSSARY OF MINING TERMS

"Adit"                  An opening driven horizontally into the side of a
                        mountain or hill for providing access to a mineral
                        deposit.
"Andesite"              Andesite is an igneous, volcanic rock, of intermediate
                        composition, with aphanitic to porphyritic texture. Its
                        mineral assembly is usually quartz and plagioclase.
"Anomalous"             A departure from the norm which may indicate the
                        presence of mineralization
"Argillic-altered"      Pertaining to clay or clay minerals; e.g., argillic
                        alteration in which certain minerals of a rock are
                        converted to minerals of the clay group.
"Basalt"                An extrusive volcanic rock
"BCDM"                  British Columbia Department of Mines
"Biotite"               Biotite is a sheet silicate. Iron magnesium aluminum
                        silicate forms sheets, and weakly bond together by
                        potassium ions. It is sometimes called "iron mica".
"Breccia"               A rock in which angular fragments are surrounded by a
                        mass of fine-grained minerals
"Chalcopyrite"          A sulphide mineral of copper and iron; the most
                        important ore mineral in copper
"Chert"                 A variety of silica that contains microcrystalline
                        quartz
"Clast or Clastic"      Clastic rocks refers to rocks formed from fragments of
                        pre-existing rock.
"Copper" or "Cu"        A reddish or salmon-pink isometric mineral, the native
                        metallic element of copper. It is ductile and malleable,
                        a good conductor of heat and electricity, usually dull
                        and tarnished
"Diamond drill"         A rotary type of rock drill that cuts a core of rock
                        that is recovered in long cylindrical sections
"Fault"                 A fracture dividing a rock into two sections that have
                        visibly moved relative to each other
"Feldspar"              silicate minerals which occur in igneous rocks -
                        plagioclase contains calcium and sodium
"Flows"                 Volcanic rock formed from lava that flowed out onto the
                        earth's surface
"Geological mapping"    The process of observing and measuring geological
                        features in a given area and plotting these features, to
                        scale, onto a map
"Geophysical survey"    A method of exploration that measures the physical
                        properties of rock formations including magnetism,
                        specific gravity, electrical conductivity and resistance
"Gold"                  A heavy, soft, yellow, ductile, malleable, metallic
                        element. Gold is a or "Au" critical element in computer
                        and communications technologies
"Greenstone"            Greenstone, also known as greenschist, is a non layered
                        metamorphic rock derived from basalt, gabbro or similar
                        rocks containing sodium-rich plagioclase feldspar,
                        chlorite and quartz.
"Limestone"             A sedimentary rock composed primarily of calcium
                        carbonate
"Massive sulphide
 mineralization"        Mineralization that contains a variety of different
                        sulphide minerals - usually includes - sphalerite, chalcopyrite, pyrite and pyrrhotite.

"Metamorphic"           A rock that has undergone chemical or structural changes
                        (heat, pressure, or a chemical reaction) that causes
                        changes to its original state - High-grade metamorphic
                        is a large amount of change
"Mineral claim"         A portion of land held either by a prospector or a
                        mining company, in British Columbia each claim is 500m x
                        500m (1,640 ft2)
"Molybdemum"            A transition metal. The pure metal is silvery white in
                        color, fairly soft, and has one of the highest melting
                        points of all pure elements. In small quantities,
                        molybdenum is effective at hardening steel.
"Ore"                   A mixture of mineralized rock from which at least one of
                        the metals can be extracted at a profit
"Porphyrytic"           Porphyry is a very hard igneous rock consisting of
                        large-grained crystals, such as feldspar or quartz,
                        dispersed in a fine-grained feldspathic matrix or
                        groundmass.
"Precious metal"        Any of several metals, including gold and platinum, that
                        have high economic value - metals that are often used to
                        make coins or jewelry
"Pyrite"                A yellow iron sulphide mineral - sometimes referred to
                        as "fools gold"
"Pyrrhotite"            A bronze colored, magnetic iron sulphide mineral
                        "Quartz" Common rock forming mineral consisting of
                        silicon and oxygen
"Sedimentary rocks"     Secondary rocks formed from material derived from other
                        rocks and laid down underwater.
"Silicified"            Combined or impregnated with silicon or silica.
"Silver" or "Ag"        A white metallic element that is ductile, very malleable
                        and capable of a high polish. This precious metal has
                        major industrial applications in photography, x-rays,
                        electronics and electrical contacts, batteries, brazing
                        alloys, catalysts, mirrors, jewelry and sterlingware
"Soil sampling"         The collecting of samples of soil, usually 2 pounds per
                        sample, from soil thought to be covering mineralized
                        rock. The samples are submitted to a laboratory that
                        will analyze them for mineral content
"Sphalerite"            A zinc sulphide mineral; the most common ore mineral of
                        zinc
"Stringer"              An irregular filament or a narrow vein of one or more
                        minerals traversing a rock mass.
"Trachyandesite"        An extrusive igneous rock. It has little or no free
                        quartz, but is dominated by alkali feldspar and sodic
                        plagioclase.
"Trenching"             The digging of long, narrow excavation through soil, or
                        rock, to expose mineralization
"Tuff"                  Rock composed of fine volcanic ash
"Vein"                  A crack in the rock that has been filled by minerals
                        that have traveled upwards from a deeper source
"Volcanic rocks"        Igneous rocks formed from magma that has flowed out or
                        has been violently ejected from a volcano
"Zinc" or "Zn"          A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Astro 2006 mineral property, consisting of 8 Mineral Titles Online cells listed under Tenure #537414 that were acquired on July 19, 2006. They were a re-stake of claims previously acquired by Adam Travis on April 28, 2003 and are owned 100% by Cazador Resources, a private company controlled by Adam Travis. On July 26, 2006 Zebra Resources entered into a Mineral Property Option Agreement with Cazador Resources Ltd. which grants to Zebra Resources the sole and exclusive right, privilege and option to explore the Astro 2006 claims. The mineral claims have a total surface area of approximately 168 hectares (415 acres). The property is located 15 km (10 mi) west of Okanagan Falls or 20 km (12 mi) southwest of Penticton in southern British Columbia. Within the property elevations range from 1150 meters (3,773
ft) in the main valley bottom in the southern portion of the claims to over 1400 meters (4,593 ft) in the northern portion.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. Previous claims were held in the area between 1977-1993 by Pacific Petroleum Ltd. (Petro Canada) in the search for uranium. Work by Placer Development Ltd. from 1984-1986 led to the re-discovery of old workings in the Carboniferous-Triassic cherts to the west of the current claims. Subsequent work by QPX Minerals on both the Placer and Petro Canada claims ensued between 1986-1989. No recorded work has occurred in the area of the current Astro claims since the 1989 RC drilling program.

In 2003 Adam Travis conducted a modest geological and geochemical program consisting of limited soil sampling and an investigation of the small gullies that reflect underlying structures and concluded that soil sampling is partially effective in areas of minor bedrock and that the gullies and structures extend farther than the previous geophysical program.

It is expected that the initial exploration phase will be supported by generators, however; hydro electrical power lines are located in the area. Water required for exploration and development of the claim is available from the major river drainages that flow year round as well as many subsidiary creeks.

The initial phase of exploration will consist of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. We plan to commence the phase one exploration program on the claim in summer or fall 2006. The program should take approximately two months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program which will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2007. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

Our geologist believes that the previous work has laid the groundwork to quickly and efficiently build upon the work from more than 15 years ago that has never been followed up. Exploration successes at the nearby Dusty Mac and Vault Projects as well as recent successes in a similar setting at Kinross' Emmanuel Creek Mine in the Republic Camp bode well for renewed exploration in the Astro 2006 area. If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale.

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

ACQUISITION OF THE ASTRO 2006 MINERAL PROPERTY

On July 26, 2006 Zebra Resources entered into a Mineral Property Option Agreement with Cazador Resources Ltd. which grants to Zebra Resources the sole and exclusive right, privilege and option to explore the Astro 2006 claims together with the sole and exclusive right, privilege and option to purchase the claims upon the following terms and conditions:

     1. Zebra shall have the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the claims, subject to a 2% net smelter returns royalty payable to Cazador Resources, by performing the acts and deeds and paying the following sums:

          (a) Pay to Cazador Resources a total of $15,000 in the following manner:

               (i)  $5,000 by July 31, 2006;
               (ii) an additional $5,000 by July 31, 2007; and
               (iii) an additional $5,000 by July 31, 2008;

          (b) Pay, or cause to be paid, to Cazador Resources, or on their behalf as Zebra may determine, all claims payments and assessment work required to keep the Claims and the Option in good standing.

     2. At such time as Zebra has made all of the required cash payments within the time periods specified, then the Option shall be deemed to have been exercised, and Zebra shall have acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter returns royalty payable to Cazador Resources, to a maximum of $1,000,000.

     3. For so long as the Option continues in full force and effect, Zebra, its employees, agents, permitted assigns and independent contractors shall have the right to:

          (a)  enter upon the Claims;
          (b)  incur expenditures;
          (c) bring upon and erect upon the Claims such mining facilities as Zebra may consider advisable; and
          (d) remove material from the Claims for testing purposes up to 2 tonnes for a bulk sample.

The mineral title claim has been registered with the Government of British Columbia and a title search has been done to ensure there are no competing claims to the property. The Astro 2006 property, consists of 8 Mineral Titles Online cells listed under Tenure #537414 which were acquired on July 19, 2006. They were a re-stake of claims previously acquired by Adam Travis on April 28, 2003 and are owned 100% by Cazador Resources, a private company controlled by Adam Travis.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. For the Astro 2006 claim this would require $672 in exploration costs for year 1 through 3, and $1,344 per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM").

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is located 15 km (10 mi) west of Okanagan Falls or 20 km (12 mi) southwest of Penticton in southern British Columbia. The claims are most easily accessed via Hwy 3A west from Kaleden for about 12 kilometres (7 mi) to the Sheep Creek Forest Service road turnoff located between Trout and Yellow Lakes. The Sheep Creek road is taken northwesterly for a distance of approximately 7 kilometres (4 mi) to the claim area.

The project is located less than a one hour drive to the towns of Okanagan Falls and Penticton, BC. Each of these towns has a population in excess of 5,000 people The population within a 2 hour radius of the project area, including Kelowna BC is in excess of 250,000. All of the corresponding requirements for a population base of this size are immediately available including hospitals, fire and ambulance services, policing, and government agencies. This part of British

Columbia has a long history in the natural resource industry including mining and logging operations. Both industries are active in the area with ample amounts of experienced workers to draw from. Infrastructure is ideal with numerous mining exploration contractors, drilling companies, heavy equipment operators and support companies available in the immediate area.

TOPOGRAPHY AND PHYSIOGRAPHY

The Astro property is situated in the southern Okanagan area of British Columbia. The region has a relatively dry climate, and snow cover in winter is generally moderate. The climate in the area is semi arid with moderately warm summers and cold dry winters. Typical temperature ranges are from mid to upper 30's C (90 degrees F) in summer and -10 to -20 C (0 to 15 degrees F) in winter. Within the Astro property elevations range from 1150 metres (3773 feet) in the main valley bottom in the southern portion of the claims to over 1400 metres (4593 feet) in the northern portion of the claims. Slopes are generally moderate however small bluffs and steeper slopes do occur near the central portions of the claims. Southerly draining creeks and gullies on the claims are generally intermittent and most likely reflect underlying structures. For the most part vegetation consists of jackpine forest, some of which has been infected with pine beetles.

HISTORY AND PREVIOUS WORK

The earliest record of work in the area dates back to the late 1800's with the discovery of the Giant Mascot and Hedley deposits to the west. Gold was also discovered on the nearby Dividend and Apex Mountains in the early 1900's. Several deposits from which a significant amount of gold, silver and molybdenum was shipped were discovered at Olalla in the 1920's.

In the late 1960's there was renewed interest in the area for copper exploration.

The Astro claims were staked by Pacific Petroleum Ltd. (Petro Canada) in 1977 and 1979 during uranium exploration.

In 1988 QPX Minerals completed 23 trenches totaling 650 meters (2133 ft). During the 1988 exploration, an argillic-altered and silicified system was discovered on the Astro 34 claim in biotite porphyritic andesite of the Marron volcanics. This is the area now covered by the current Astro 2006 property.

In 1993 the claim database indicates that Petro Canada was owner of the Astro 34 claim and that they let the claim lapse.

No recorded work has occurred in the area of the current Astro claims since a 1989 RC drilling program, even though the last recorded work recommended extensions of grid coverage for VLF-EM/Mag, a test soil survey over the showing area, and trenching and drilling of the current geophysical anomalies.

                            [Figure 1: Location Map]

               [Figure 2: Astro 2006 claim, Map Scale - 1:100,000]

REGIONAL GEOLOGY

In 2003 Adam Travis conducted a modest geological and geochemical program consisting of limited soil sampling and an investigation of the small gullies that reflect underlying structures and concluded that soil sampling is partially effective in areas of minor bedrock and that the gullies and structures extend farther than the previous geophysical program.

The showing area lies along the western margin of a fault-bounded basin of Eocene Penticton Group rocks (shown in tan on following figure). To the west Carboniferous to Triassic Shoemaker Formation rocks (shown as blue on following figure) consisting mainly of blue-grey chert, minor limestone and greenstone that have been intruded by pyroxenite, hornblendite and serpentinite. The contact between the chert and greenstone (widely silicified) is gradational over widths of up to 10 meters (33 ft). Bedding strikes northeast with moderate to steep dips to the southeast. To the east at the base of the Penticton Group lies the Springbrook Formation that consists of massive, unsorted, polymictic conglomerate and breccia with lesser sandstone and tuff. The matrix of the conglomerate and breccia is silty and green. Clasts are dominantly volcanic (45 %) and chert (35%) with lesser metamorphic rocks (10%), sediments (5%) and intrusions (5%). This is overlain by trachyandesite and andesite flows with conspicuous clots of feldspar. Several north-trending faults also cut through the area and probably represent downthrown blocks as part of the Trout Lake Graben.



      [Figure 3: Regional Geology and Mineral Showings (Scale - 1:250,000]



LOCAL AND PROPERTY MINERALIZATION

Two styles of gold mineralization are noted in the immediate area and consist of east-west trending small pyrite-arsenopyrite stringers in chert breccia of the Shoemaker Formation at the PDL occurrence and in argillic and silicificied systems in biotite porphyritic andesite of the Marron volcanics at the Astro occurrence.

The highest results from the pyrite-arsenopyrite stringers at PDL were from grab sample PDL-556 in 1987 which yielded 30.3 g/t Au, 22.5 g/t Ag, 0.25% Cu, 0.14% Pb, 0.57 % Zn and 3.74% As. An abandoned 10 meter (33 ft) adit and an old trench in area also exposed small discontinuous massive sulphide lenses.

More pertinent and covered by the current Astro 2006 claims is the argillic altered and silicified system, which is up to 20 meters (66 ft) wide, where tested over an open ended strike length of 140 meters (459 ft). The argillic alteration envelops a silicified core, up to 3 meters (10 ft) wide, however reverse circulation drilling indicates a widening of silicification to 14 meters (154 ft) true width at a depth of 47 meters (154 ft). This may be the result of the merging of two zones at depth, which appear to dip near vertical and occur along north trending faults. Anomalous gold (up to 0.70 g/t), silver (up to 14.8 g/t) and molybdenum (up to 0.15%) values, over 3 meter (10 ft) sections from the drilling were found to be associated with chalcedonic veinlets in the argillically altered Maaron volcanics.

During previous geological investigations by the geologist it was noted that the north trending structure(s) that intersect the 50 m x 100 m (164 ft x 328 ft) area investigated in 1988 and 1989 continue to the north for over 1 kilometre (2/3 mi) and south for at least 300 meters (984 ft) where the inferred structure enters valley cover. The area to the north is now easily accessed with fairly recent selective logging.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $5,000 US for the geology report.

NUMBER OF EMPLOYEES

We currently have one employee, which is our executive officer, namely, Karl Kottmeier. Mr. Kottmeier currently devotes 7 - 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and Mr. Kottmeier.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $12,265. We believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Kottmeier, our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to Zebra Resources. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $20,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver copper and other minerals. There is the possibility that the Astro 2006 mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Astro 2006 mineral property consisting of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. In addition to the $15,000 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $40,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, general administrative costs, and lease option payments. We will also set aside a reserve of $25,000 towards Phase II of the exploration program costs. Total expenditures over the next 12 months are therefore expected to be $80,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

ASTRO 2006 COSTS

PHASE 1                                                          Cost
-------                                                          ----
Soil sampling and prospecting (14 mandays)                       7,000
Geochemical Analyses (150 soils, 50 rocks)                       5,000
Data evaluation and reporting                                    2,000
Contingency                                                      1,000
subtotal                                                        15,000
                                                                ------
PHASE 2
-------
Geophysical Surveys ( 35 km Mag-VLF)                            35,000
Trenching- excavator (100 hours @ $125/hr)                      12,500
Trenching-sampling (500 rocks)                                  12,500
Geological supervision                                           5,000
Data evaluation and reporting                                    5,000
Contingency                                                      5,000
subtotal                                                        75,000
                                                                ------

GRAND TOTAL                                                     90,000
                                                                ======

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Astro 2006 mineral property.

We plan to commence the phase one exploration program on the claim in fall 2006. The program should take approximately two months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $75,000 and will take approximately four months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late spring or summer 2007. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue or expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed. To provide these funds we may consider a second public offering, a private placement of our securities or loans from our director or others.

Mr. Kottmeier, our director, has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Astro 2006 mineral property. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $20,000 through the sale of common stock to Mr. Kottmeier, our officer and director, who purchased 20,000,000 shares of our common stock at $0.001 per share on July 26, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (July 20, 2006) through the year ended August 31, 2006 report no revenues and a net loss of $8,575.

CRITICAL ACCOUNTING POLICIES

The Company's financial statements are prepared using the accrual method of accounting. The Company's year end is August 31, with its initial period being from July 20, 2006 to August 31, 2006.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from July 20, 2006 (Date of Inception) through August 31, 2006, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company does not expect the adoption of this standard will have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No.153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                             DESCRIPTION OF PROPERTY

We currently utilize space at the premises of Karl Kottmeier, the officer and director of the company, on a rent-free basis. The premises are located at 410-744 West Hastings Street, Vancouver BC, Canada V6C 1A5. The facilities include an answering machine, a fax machine, computer and office equipment. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Kottmeier, the officer and a director of the corporation, on a rent-free basis.

Mr. Kottmeier will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Mr. Kottmeier will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On July 26, 2006, a total of 20,000,000 shares of Common Stock were issued to Mr. Kottmeier in exchange for $20,000 US, or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

During the year ended August 31, 2006 Mr. Kottmeier incurred $840 in expenses on behalf of the company. The amount is included in accounts payable, but there are no specific terms of repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Zebra Resources, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Zebra had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The company has not yet retained a transfer agent.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Karl Kottmeier.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
K Kottmeier      2006       -0-        -0-         -0-           -0-           -0-         -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

On July 26, 2005, a total of 20,000,000 shares of Common Stock were issued to Mr. Kottmeier in exchange for cash in the amount of $20,000 U.S., or $.001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 20,000,000 shares were valued at par ($0.001) and purchased for $20,000 in cash.

Mr. Kottmeier currently devotes approximately 7 - 10 hours per week to company matters. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Zebra Resources for the year ended August 31, 2006, and related notes, included in this prospectus have been audited by DeJoya Griffith & Company LLC, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

To the Board of Directors and Stockholders
Zebra Resources, Inc.
(A Development Stage Company)
Vancouver, B.C. V6C 1A5


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Zebra Resources, Inc. (A Developmental Stage Company) as of August 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the year ended August 31, 2006 and for the period from July 20, 2006(Inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2006 and the results of its operations and its cash flows for the year ended August 31, 2006, and for the period from July 20, 2006 (Inception) through August 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
---------------------------------------
De Joya Griffith & Company, LLC
October 12, 2006
Henderson, Nevada

                              ZEBRA RESOURCES INC.
                        (An Exploration Stage Enterprise)
                                  Balance Sheet
                           (Expressed in U.S. Dollars)


                                                                  Audited as of
                                                                 August 31, 2006
                                                                 ---------------
                                   A S S E T S


CURRENT ASSETS
      Total Current Assets                                           $ 12,265
                                                                     --------

      Total  Assets                                                  $ 12,265
                                                                     ========

                         L I A B I L I T I E S

CURRENT LIABILITIES
  Accounts Payable - due to related party                                 840
  Accounts Payable and Accrued Liabilities                             10,000
                                                                     --------

      Total Current Liabilities                                        10,840
                                                                     --------

                 S T O C K H O L D E R S ' E Q U I T Y

COMMON STOCK
  75,000,000 authorized shares, par value $.001
   20,000,000 shares issued and outstanding                            20,000
  Additional Paid-in-Capital                                               --
  Deficit accumulated during exploration stage                        (18,575)
                                                                     --------

      Total Stockholders' Equity                                        1,425
                                                                     --------

      Total Liabilities and Stockholders' Equity                     $ 12,265
                                                                     ========

                See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (An Exploration Stage Enterprise)
                             Statement of Operations
                           (Expressed in U.S. Dollars)

                                                              Period from
                                                             July 20, 2006
                                                     (Date of inception) through
                                                            August 31, 2006
                                                            ---------------
REVENUES:
  Revenues                                                   $         --
                                                             ============

      Total Revenues                                                   --

EXPENSES:
Operating Expenses
  Exploration Expenses                                             15,000
  General and Adminstrative                                         1,075
  Professional Fees                                                 2,500
                                                             ------------
      Total Expenses                                               18,575
                                                             ============

      Net loss from Operations                               $    (18,575)


PROVISION FOR INCOME TAXES:
  Income Tax Benefit                                                   --
                                                             ------------
      Net Income (Loss) for the period                       $    (18,575)
                                                             ============

Basic and Diluted Earnings Per Common Share                         (0.00)
                                                             ------------
Weighted Average number of Common Shares
 used in per share calculations                                20,000,000
                                                             ============

                See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (An Exploration Stage Enterprise)
                        Statement of Stockholders' Equity
        For the period from July 20, 2006 (inception) to August 31, 2006
                           (Expressed in U.S. Dollars)

                                                               $0.001      Paid-In    Accumulated    Stockholders'
                                                 Shares       Par Value    Capital      Deficit         Equity
                                                 ------       ---------    -------      -------         ------
Balance, July 20, 2006 (Date of Inception)             --     $     --     $    --    $       --      $      --

Stock Issued for cash at $0.001 per share
 on July 25, 2006                              20,000,000       20,000          --            --         20,000

Net Loss                                               --           --          --       (18,575)       (18,575)
                                               ----------     --------     -------    ----------      ---------

Balance, August 31, 2006                       20,000,000     $ 20,000     $    --    $  (18,575)     $   1,425
                                               ==========     ========     =======    ==========      =========


                See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (An Exploration Stage Enterprise)
                             Statement of Cash Flows
                           (Expressed in U.S. Dollars)

                                                               Period from
                                                               July 20,2006
                                                          (Date of inception) to
                                                              August 31, 2006
                                                              ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                       $(18,575)
  Accounts Payable                                                 10,840
                                                                 --------
Net Cash Provided from Operating Activities                        (7,735)
                                                                 --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Other Assets                                                         --
                                                                 --------
Net Cash Used in Investing Activities                                  --
                                                                 --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Common Stock issued for cash                                     20,000
                                                                 --------
Net Cash Provided from Financing Activities                        20,000
                                                                 --------

Net Increase in Cash                                               12,265
                                                                 --------

Cash Balance,  Begin Period                                            --
                                                                 --------

Cash Balance,  End Period                                        $ 12,265
                                                                 ========

                See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

DESCRIPTION OF BUSINESS AND HISTORY - Zebra Resources Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Zebra Resources") was incorporated in the State of Nevada on July 20, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired a mineral claims option located in the Province of British Columbia, Canada during the initial period ending August 31, 2006 for $5,000.

The Company's operations have been limited to general administrative operations and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The Company is planning to file an SB-2 Registration Statement in connection with a planned prospectus offering of up to 12,000,000 shares of the Company's common stock at a price of $0.005 per share for gross proceeds of $60,000.

MANAGEMENT OF COMPANY - The Company filed its articles of incorporation with the Nevada Secretary of State on July 20, 2006, indicating Sandra L. Miller on behalf of Resident Agents of Nevada, Inc. as the sole incorporator. The initial list of officers filed with the Nevada Secretary of State on July 24, 2006, indicate Karl Kottmeier as the President, Secretary, and Treasurer.

GOING CONCERN - The Company incurred net losses of approximately $18,575 from the period of July 20, 2006 (Date of Inception) through August 31, 2006 and has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

YEAR END - The Company's year end is August 31, with its initial period being from July 20, 2006 to August 31, 2006.

                              ZEBRA RESOURCES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)


USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from July 20, 2006 (Date of Inception) through August 31, 2006, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma

                              ZEBRA RESOURCES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)


disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company does not expect the adoption of this standard will have a material impact on its financial statements.

 In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No.153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing

                              ZEBRA RESOURCES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)


liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

2. PROPERTY AND EQUIPMENT

As of August 31, 2006, the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized with a par value of $0.001 per share.

A total of 20,000,000 shares of the Company's common stock were issued to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.001 per share for total proceeds of $20,000.

4. RELATED PARTY TRANSACTIONS

During the period, Karl Kottmeier, the sole director and officer of the Company incurred $ 840 of expenses on behalf of the Company. As at August 31, 2006, $840 is owing to Mr. Kottmeier and is included in accounts payable and accrued liabilities.

Karl Kottmeier, the sole officer and director of the Company will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 prospectus offering.

Mr. Kottmeier will not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

As of August 31, 2006 there are no other related party transactions between the Company and any officers other than those mentioned above.

                              ZEBRA RESOURCES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)


5. STOCK OPTIONS

As of August 31, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

6. LITIGATION

As of August 31, 2006, the Company is not aware of any current or pending litigation which may affect the Company's operations.

7. SUBSEQUENT EVENTS

The Company expects to file an SB-2 registration statement during October, 2006 with the Securities and Exchange Commission in order to raise an aggregate amount of $60,000 from the sale of 12,000,000 shares of the Company's common stock at a price of $0.005 per share.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Zebra Resources' By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Zebra Resources, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    6
     Accounting fees and expenses                                 $5,000
     Legal fees                                                   $1,500
     Preparation and EDGAR conversion fees                        $1,300
     Transfer Agent fees                                          $  700
     Printing                                                     $  294
                                                                  ------
     Total                                                        $8,800
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 26, 2006, a total of 20,000,000 shares of Common Stock were issued in exchange for $20,000 US, or $.001 per share. These securities were issued to the officer and director of the company.

                                    EXHIBITS

Exhibit 3.1   Articles of Incorporation
Exhibit 3.2   Bylaws
Exhibit 5     Opinion re: Legality
Exhibit 10    Mineral Property Option Agreement
Exhibit 23.1  Consent of counsel (See Exhibit 5)
Exhibit 23.2  Consent of independent auditor
Exhibit 23.3  Consent of professional geologist (See Appendix 1 of Exhibit 99.2)
Exhibit 99.1  Subscription Agreement
Exhibit 99.2  Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the

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
     Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, on October 23, 2006.

                                             Zebra Resources Inc.


                                                 /s/ Karl Kottmeier
                                                 -------------------------------
                                             By: Karl Kottmeier
                                                 (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Karl Kottmeier                                              October 23, 2006
-------------------------------------                           ----------------
Karl Kottmeier, President                                             Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)

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